Exhibit 99.1

1-800-FLOWERS.COM, Inc. Reports Results for Its Fiscal 2022 Third Quarter

  Total net revenues for the quarter were $469.6 million, down 1.0 percent compared with $474.2 million in the prior year period. Compared with the Company’s fiscal 2020 third quarter, prior to the pandemic, revenues were up 68.4 percent.
  Net loss for the quarter was $23.4 million, or a loss of $0.36 per share compared with net income of $1.4 million, or $0.02 per diluted share, in the prior year period, primarily reflecting significant year-over-year cost increases for inbound and outbound shipping, labor, and digital marketing. Adjusted net loss1 for the quarter was $21.0 million, or a loss of $0.32 per share, compared with adjusted net income1 of $1.5 million, or $0.02 per diluted share, in the prior year period.
  Adjusted EBITDA1 for the quarter was a loss of $12.0 million, compared with adjusted EBITDA1 of $15.4 million in the prior year period.
  Company provides revised full-year guidance including revenue growth of 3.0 percent to 5.0 percent, adjusted EBITDA in a range of $110.0 million-to-$115.0 million and adjusted EPS in a range of $0.55 -to- $0.60 per diluted share.

(1 Refer to “Definitions of Non-GAAP Financial Measures” and the tables attached at the end of this press release for a reconciliation of non-GAAP results to applicable GAAP results.)

JERICHO, N.Y.--(BUSINESS WIRE)--April 28, 2022--1-800-FLOWERS.COM, Inc. (NASDAQ: FLWS), today reported results for its fiscal 2022 third quarter ended March 27, 2022.

Chris McCann, CEO of 1-800-FLOWERS.COM, Inc., said, “Our results for the fiscal third quarter were below our expectations. A solid Valentine’s Day holiday for our 1-800-Flowers brand was offset by overall slower consumer demand for everyday gifting occasions throughout the period. These results reflected a continuation, and in some areas an escalation, of the macro-economic cost headwinds that we discussed back in January at the start of the quarter, combined with slower consumer demand reflecting growing consumer concerns with rapidly rising inflation and geopolitical unrest.

“While total revenues for the quarter were essentially flat with the prior year period, they were up more than 68 percent compared with our fiscal 2020 third quarter. Over the past three years we have essentially doubled our revenues to more than $2 billion and we anticipate driving further growth in the current fiscal fourth quarter and for the full year by leveraging our large customer file, the strong growth we continue to see in our Celebrations Passport loyalty program – which has grown more than 40 percent since the beginning of the current fiscal year – as well as initiatives in new innovative products and partnerships,” he said.

In terms of bottom-line results, McCann said that while the Company anticipates facing continued cost headwinds in the near term, “Our strong balance sheet enables us to invest in our operating platform, including investments to automate warehouse and distribution facilities, optimize our outbound shipping operations and build and bring in inventory early. Over the longer term, we anticipate these initiatives will enable us to improve our gross margins and drive enhanced bottom-line performance.”

McCann added, “Looking ahead, the current macroeconomy is highly unpredictable, with rising inflation and other factors impacting both costs and consumer demand. However, it is important to note that we have faced challenging macro market conditions in the past and, because of the strength of our unique business platform, combined with our talented and experienced team across the enterprise, we have emerged a bigger, better, and stronger company, and we are confident that we will continue to grow our company and build shareholder value over the long term.”

Third Quarter 2022 Financial Results

Total consolidated net revenues were $469.6 million, down 1.0 percent compared with $474.2 million in the prior year period. Compared with the Company’s fiscal 2020 third quarter, prior to the pandemic, revenues were up 68.4 percent.

Gross profit margin for the quarter was 32.8 percent, a decline of 610 basis points compared with 38.9 percent in the prior year period, primarily reflecting increased costs for inbound and outbound shipping, labor, and write-offs of expired perishable inventory. Operating expenses as a percent of total revenues, improved 60 basis points to 38.4 percent of total sales, compared with 39.0 percent in the prior year period. Operating expenses, excluding stock-based compensation, the costs associated with a one-time employee class action legal settlement, and appreciation-or-depreciation of investments in the Company’s non-qualified compensation plan, improved 10 basis points to 38.1 percent of total sales, compared with 38.2 percent in the prior year period.

The combination of these factors resulted in a net loss for the quarter of $23.4 million, or ($0.36) per share compared with net income of $1.4 million, or $0.02 per diluted share, in the prior year period. Adjusted net loss1 for the quarter was $21.0 million, or ($0.32) per share, compared with adjusted net income1 of $1.5 million, or $0.02 per diluted share, in the prior year period. Adjusted EBITDA1 for the quarter was a loss of $12.0 million, compared with adjusted EBITDA1 of $15.4 million in the prior year period.

Segment Results:

The Company provides selected financial results for its Gourmet Foods and Gift Baskets, Consumer Floral and Gifts, and BloomNet® segments in the tables attached to this release and as follows:

  Gourmet Foods and Gift Baskets: Revenues for the quarter were $167.4 million, down 4.5 percent compared with $175.2 million in the prior year period primarily reflecting the shift of the Easter holiday later into the Company’s fiscal fourth quarter as well as lower deferred revenue entering the quarter, compared with the prior year period, partly offset by higher year-over-year wholesale revenues and revenues associated with Vital Choice®, which the Company acquired in October, 2021. Gross profit margin was 25.3 percent, a decline of 1,410 basis points compared with 39.4 percent in the prior year period, primarily reflecting increased costs for labor, inbound and outbound shipping and charges associated with the write-off of expiring inventories. Segment contribution margin1 was a loss of $17.1 million compared with segment contribution margin of $12.1 million in the prior year period, reflecting the reduced revenues and gross margin and higher year-over-year digital marketing costs. Adjusted segment contribution margin1 for the quarter was a loss of $14.2 million excluding one-time costs associated with the settlement of an employee class action lawsuit.
  Consumer Floral and Gifts: Total revenues in this segment were $264.2 million, an increase of 1.5 percent compared to $260.4 million in the prior year period, primarily reflecting solid growth for the Valentine’s Day holiday partly offset by softer everyday gifting sales. Gross profit margin was 36.7 percent, down 110 basis points compared with 37.8 percent in the prior year period primarily reflecting increased shipping costs. Segment contribution margin1 was $20.5 million, down 8.9 percent compared with $22.5 million in the prior year period, primarily reflecting the reduced gross margin and higher year-over-year digital marketing costs.
  BloomNet: Revenues for the quarter were $38.4 million, down 1.0 percent compared with $38.8 million in the prior year period. Gross profit margin was 38.7 percent, down 560 basis points, compared with 44.3 percent in the prior year period, primarily reflecting higher inbound shipping costs and product mix. As a result, segment contribution margin1 was $9.8 million, down 18.8 percent compared with $12.0 million in the prior year period.

Company Guidance

The Company is updating its guidance for fiscal year 2022 year reflecting reported results for the first three quarters of the year as well as its outlook for the remainder of the year. The updated guidance includes:

  Total revenue growth of 3.0 percent to 5.0 percent, compared with the prior year;
  Adjusted EBITDA in a range of $110.0 million-to-$115.0 million;
  Adjusted EPS in a range of $0.55 -to- $0.60 per diluted share, and;
  The Company anticipates that Free Cash Flow for the year will be down significantly compared with the prior year based on its updated guidance and its plans to use its strong balance sheet to invest in inventory to support its growth plans and address the headwinds it sees in the macro economy.

The Company’s guidance for the year is based on several factors, including,

  The continuing headwinds associated with the ongoing pandemic, increased costs for labor, inbound and outbound shipping and marketing, as well as consumer concerns regarding rising price inflation and geopolitical issues, somewhat offset by:
  the Company’s ability to continue to attract new customers and add new members to its Celebrations Passport® Loyalty program, which is helping drive increased frequency, retention, and cross-category/ cross-brand purchases.

Definitions of non-GAAP Financial Measures:

We sometimes use financial measures derived from consolidated financial information, but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles(“GAAP”). Certain of these are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. Non-GAAP financial measures referred to in this document are either labeled as “non-GAAP” or designated as such with a “1”. See below for definitions and the reasons why we use these non-GAAP financial measures. Where applicable, see the Selected Financial Information below for reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures.

EBITDA and Adjusted EBITDA:

We define EBITDA as net income (loss) before interest, taxes, depreciation, and amortization. Adjusted EBITDA is defined as EBITDA adjusted for the impact of stock-based compensation, Non-Qualified Plan Investment appreciation/depreciation, and for certain items affecting period-to-period comparability. See Selected Financial Information for details on how EBITDA and adjusted EBITDA were calculated for each period presented. The Company presents EBITDA and adjusted EBITDA because it considers such information meaningful supplemental measures of its performance and believes such information is frequently used by the investment community in the evaluation of similarly situated companies. The Company uses EBITDA and adjusted EBITDA as factors to determine the total amount of incentive compensation available to be awarded to executive officers and other employees. The Company's credit agreement uses EBITDA and adjusted EBITDA to determine its interest rate and to measure compliance with certain covenants. The Company also uses EBITDA and adjusted EBITDA to evaluate and price potential acquisition candidates. EBITDA and adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of the limitations are: (a) EBITDA and adjusted EBITDA do not reflect changes in, or cash requirements for, the Company's working capital needs; (b) EBITDA and adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts; and (c) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and EBITDA does not reflect any cash requirements for such capital expenditures. EBITDA and adjusted EBITDA should only be used on a supplemental basis combined with GAAP results when evaluating the Company's performance.

Segment Contribution Margin and Adjusted Segment Contribution Margin:

We define segment contribution margin as earnings before interest, taxes, depreciation, and amortization, before the allocation of corporate overhead expenses. Adjusted segment contribution margin is defined as segment contribution margin adjusted for certain items affecting period-to-period comparability. See Selected Financial Information for details on how segment contribution margin and adjusted segment contribution margin was calculated for each period presented. When viewed together with our GAAP results, we believe segment contribution margin and adjusted segment contribution margin provide management and users of the financial statements with meaningful information about the performance of our business segments. Segment contribution margin and adjusted segment contribution margin are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. The material limitation associated with the use of the segment contribution margin and adjusted segment contribution margin is that they are an incomplete measure of profitability as they do not include all operating expenses or non-operating income and expenses. Management compensates for these limitations when using this measure by looking at other GAAP measures, such as operating income and net income.

Adjusted Net Income (Loss) and Adjusted or Comparable Net Income (Loss) Per Common Share:

We define adjusted net income (loss) and adjusted or comparable net income (loss) per common share as net income (loss) and net income (loss) per common share adjusted for certain items affecting period-to-period comparability. See Selected Financial Information below for details on how adjusted net income (loss) and adjusted or comparable net income (loss) per common share were calculated for each period presented. We believe that adjusted net income (loss) and adjusted or comparable net income (loss) per common share are meaningful measures because they increase the comparability of period-to-period results. Since these are not measures of performance calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, GAAP net income (loss) and net income (loss) per common share, as indicators of operating performance and they may not be comparable to similarly titled measures employed by other companies.

Free Cash Flow:

We define free cash flow as net cash provided by operating activities less capital expenditures. The Company considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of fixed assets, which can then be used to, among other things, invest in the Company’s business, make strategic acquisitions, strengthen the balance sheet, and repurchase stock or retire debt. Free cash flow is a liquidity measure that is frequently used by the investment community in the evaluation of similarly situated companies. Since free cash flow is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the company's cash balance for the period.

About 1-800-FLOWERS.COM, Inc.

1-800-FLOWERS.COM, Inc. is a leading provider of gifts designed to help customers express, connect, and celebrate. The Company’s e-commerce business platform features an all-star family of brands, including: 1-800-Flowers.com®, 1-800-Baskets.com®, Cheryl’s Cookies®, Harry & David®, PersonalizationMall.com®, Shari’s Berries®, FruitBouquets.com®, Moose Munch®, The Popcorn Factory®, Wolferman’s Bakery®, Vital Choice®, Stock Yards® and Simply Chocolate®. Through the Celebrations Passport® loyalty program, which provides members with free standard shipping and no service charge across our portfolio of brands, 1-800-FLOWERS.COM, Inc. strives to deepen relationships with customers. The Company also operates BloomNet®, an international floral and gift industry service provider offering a broad range of products and services designed to help members grow their businesses profitably; Napco℠, a resource for floral gifts and seasonal décor; DesignPac Gifts, LLC, a manufacturer of gift baskets and towers; and Alice’s Table®, a lifestyle business offering fully digital livestreaming floral, culinary and other experiences to guests across the country. 1-800-FLOWERS.COM, Inc. was recognized among the top five on the National Retail Federation’s 2021 Hot 25 Retailers list, which ranks the nation’s fastest-growing retail companies. Shares in 1-800-FLOWERS.COM, Inc. are traded on the NASDAQ Global Select Market, ticker symbol: FLWS. For more information, visit 1800flowersinc.com or follow @1800FLOWERSInc on Twitter.

FLWS-COMP / FLWS-FN

Special Note Regarding Forward Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s current expectations or beliefs concerning future events and can generally be identified using statements that include words such as “estimate,” “expects,” “project,” “believe,” “anticipate,” “intend,” “plan,” “foresee,” “forecast,” “likely,” “will,” “target” or similar words or phrases. These forward-looking statements are subject to risks, uncertainties, and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, but not limited to, statements regarding the Company’s ability to achieve its updated guidance for fiscal-year 2022; the impact of the Covid-19 pandemic on the Company; its ability to successfully integrate acquired businesses and assets; its ability to successfully execute its strategic initiatives, including its investments in its operating platform; its ability to cost-effectively acquire and retain customers; the outcome of contingencies, including legal proceedings in the normal course of business; its ability to compete against existing and new competitors; its ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments; its ability to reduce promotional activities and achieve more efficient marketing programs; and general consumer sentiment and industry and economic conditions that may affect, among other things, the levels of discretionary customer purchases of the Company’s products and the costs of shipping and labor. Reconciliations for forward looking figures would require unreasonable efforts at this time because of the uncertainty and variability of the nature and amount of certain components of various necessary GAAP components, including for example those related to compensation, tax items, amortization or others that may arise during the year, and the Company’s management believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The lack of such reconciling information should be considered when assessing the impact of such disclosures. The Company undertakes no obligation to publicly update any of the forward-looking statements, whether because of new information, future events or otherwise, made in this release or in any of its SEC filings. Consequently, you should not consider any such list to be a complete set of all potential risks and uncertainties. For a more detailed description of these and other risk factors, refer to the Company’s SEC filings, including the Company’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q.

Conference Call:

The Company will conduct a conference call to discuss the above details and attached financial results today, Thursday, April 28, 2022, at 8:00 a.m. (ET). The conference call will be webcast live from the Investor Relations section of the Company’s website at www.1800flowersinc.com. A recording of the call will be posted on the Investor Relations section of the Company’s web site within two hours of the call’s completion. A replay of the call can be accessed beginning at 2:00 p.m. ET on the day of the call through May 5, 2022, at: (US) 1-877-344-7529; (Canada) 855-669-9658; (International) 1-412-317-0088; enter conference ID #:5119258.

Note: The attached tables are an integral part of this press release without which the information presented in this press release should be considered incomplete.

1-800-FLOWERS.COM, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (in thousands)

	March 27, 2022	June 27, 2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$93,025	$173,573
Trade receivables, net	40,881	20,831
Inventories, net	214,444	153,863
Prepaid and other	33,506	51,792
Total current assets	381,856	400,059

Property, plant and equipment, net	230,067	215,287
Operating lease right-of-use assets	130,897	86,230
Goodwill	213,905	208,150
Other intangibles, net	146,641	139,048
Other assets	25,284	27,905
Total assets	$1,128,650	$1,076,679

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$58,502	$57,434
Accrued expenses	176,551	178,512
Current maturities of long-term debt	20,000	20,000
Current portion of long-term operating lease liabilities	12,518	9,992
Total current liabilities	267,571	265,938

Long-term debt, net	147,171	161,512
Long-term operating lease liabilities	125,831	79,375
Deferred tax liabilities	32,484	34,162
Other liabilities	21,802	26,622
Total liabilities	594,859	567,609
Total stockholders’ equity	533,791	509,070
Total liabilities and stockholders’ equity	$1,128,650	$1,076,679

1-800-FLOWERS.COM, Inc. and Subsidiaries Selected Financial Information Consolidated Statements of Operations (in thousands, except for per share data) (unaudited)

	Three Months Ended		Nine Months Ended
	March 27, 2022	March 28, 2021	March 27, 2022	March 28, 2021
Net revenues:
E-Commerce	$409,777	$424,768	$1,500,670	$1,441,441
Other	59,799	49,466	221,323	193,821
Total net revenues	469,576	474,234	1,721,993	1,635,262
Cost of revenues	315,485	289,535	1,063,938	936,837
Gross profit	154,091	184,699	658,055	698,425
Operating expenses:
Marketing and sales	130,645	127,923	432,795	402,904
Technology and development	14,456	14,281	41,369	39,937
General and administrative	22,553	30,912	78,491	89,960
Depreciation and amortization	12,693	11,892	36,251	31,792
Total operating expenses	180,347	185,008	588,906	564,593
Operating income (loss)	(26,256)	(309)	69,149	133,832
Interest expense, net	1,226	1,553	4,477	4,520
Other (income) expense, net	4,007	(945)	954	(4,201)
Income (loss) before income taxes	(31,489)	(917)	63,718	133,513
Income tax expense (benefit)	(8,080)	(2,344)	11,858	28,171
Net income (loss)	$(23,409)	$1,427	$51,860	$105,342

Basic net income (loss) per common share	$(0.36)	$0.02	$0.80	$1.63

Diluted net income (loss) per common share	$(0.36)	$0.02	$0.79	$1.58

Weighted average shares used in the calculation of net income (loss) per common share:
Basic	65,028	64,885	65,086	64,644
Diluted	65,028	66,474	65,849	66,564

1-800-FLOWERS.COM, Inc. and Subsidiaries Selected Financial Information Consolidated Statements of Cash Flows (in thousands) (unaudited)

	Nine months ended
	March 27, 2022	March 28, 2021

Operating activities:
Net income	$51,860	$105,342
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	36,251	31,792
Amortization of deferred financing costs	943	844
Deferred income taxes	(1,678)	(2,131)
Bad debt expense	(873)	959
Stock-based compensation	6,803	8,229
Other non-cash items	1,352	(79)
Changes in operating items:
Trade receivables	(18,570)	(23,520)
Inventories	(51,928)	(7,627)
Prepaid and other	7,174	(1,301)
Accounts payable and accrued expenses	6,847	96,947
Other assets and liabilities	547	8,756
Net cash provided by operating activities	38,728	218,211

Investing activities:
Acquisitions, net of cash acquired	(22,105)	(250,943)
Capital expenditures, net of non-cash expenditures	(47,945)	(26,821)
Purchase of equity investments	-	(1,251)
Net cash used in investing activities	(70,050)	(279,015)

Financing activities:
Acquisition of treasury stock	(34,788)	(14,825)
Proceeds from exercise of employee stock options	846	1,596
Proceeds from bank borrowings	125,000	265,000
Repayment of notes payable and bank borrowings	(140,000)	(172,497)
Debt issuance cost	(284)	(2,193)
Net cash provided by (used in) financing activities	(49,226)	77,081

Net change in cash and cash equivalents	(80,548)	16,277
Cash and cash equivalents:
Beginning of period	173,573	240,506
End of period	$93,025	$256,783

1-800-FLOWERS.COM, Inc. and Subsidiaries Selected Financial Information – Category Information (dollars in thousands) (unaudited)

	Three Months Ended
	March 27, 2022	Vital Choice and Alice's Table Transaction Costs	Litigation Settlement	As Adjusted (non-GAAP) March 27, 2022	March 28, 2021	% Change
Net revenues:
Consumer Floral & Gifts	$264,243	$-	$-	$264,243	$260,393	1.5%
BloomNet	38,448			38,448	38,833	-1.0%
Gourmet Foods & Gift Baskets	167,402			167,402	175,245	-4.5%
Corporate	43			43	54	-20.4%
Intercompany eliminations	(560)			(560)	(291)	-92.4%
Total net revenues	$469,576	$-	$-	$469,576	$474,234	-1.0%

Gross profit:
Consumer Floral & Gifts	$96,875	$-	$-	$96,875	$98,397	-1.5%
	36.7%			36.7%	37.8%

BloomNet	14,895			14,895	17,194	-13.4%
	38.7%			38.7%	44.3%

Gourmet Foods & Gift Baskets	42,343			42,343	69,091	-38.7%
	25.3%			25.3%	39.4%

Corporate	(22)			(22)	17	-229.4%
	-51.2%			-51.2%	31.5%

Total gross profit	$154,091	$-	$-	$154,091	$184,699	-16.6%
	32.8%	-	-	32.8%	38.9%
EBITDA (non-GAAP):
Segment Contribution Margin (non-GAAP) (a):
Consumer Floral & Gifts	$20,523	$-	$-	$20,523	$22,537	-8.9%
BloomNet	9,783			9,783	12,042	-18.8%
Gourmet Foods & Gift Baskets	(17,134)		2,900	(14,234)	12,132	-217.3%
Segment Contribution Margin Subtotal	13,172	-	2,900	16,072	46,711	-65.6%
Corporate (b)	(26,735)	25		(26,710)	(35,128)	24.0%
EBITDA (non-GAAP)	(13,563)	25	2,900	(10,638)	11,583	-191.8%
Add: Stock-based compensation	1,507			1,507	2,871	-47.5%
Add: Compensation charge related to NQ Plan Investment Appreciation	(2,881)			(2,881)	916	-414.5%
Adjusted EBITDA (non-GAAP)	$(14,937)	$25	$2,900	$(12,012)	$15,370	-178.2%

1-800-FLOWERS.COM, Inc. and Subsidiaries Selected Financial Information – Category Information (dollars in thousands) (unaudited)

	Nine Months Ended
	March 27, 2022	Vital Choice and Alice's Table Transaction Costs	Litigation Settlement	As Adjusted (non-GAAP) March 27, 2022	March 28, 2021	Personalization Mall Litigation & Transaction Costs	Harry & David Store Closure Costs	As Adjusted (non-GAAP) March 28, 2021	% Change
Net revenues:
Consumer Floral & Gifts	$760,555	$-	$-	$760,555	$727,296	$-	$-	$727,296	4.6%
BloomNet	107,212			107,212	105,622			105,622	1.5%
Gourmet Foods & Gift Baskets	855,830			855,830	803,439			803,439	6.5%
Corporate	157			157	295			295	-46.8%
Intercompany eliminations	(1,761)			(1,761)	(1,390)			(1,390)	-26.7%
Total net revenues	$1,721,993	$-	$-	$1,721,993	$1,635,262	$-	$-	$1,635,262	5.3%
Gross profit:
Consumer Floral & Gifts	$302,903	$-	$-	$302,903	$298,457	$-	$-	$298,457	1.5%
	39.8%			39.8%	41.0%			41.0%

BloomNet	46,325			46,325	48,852			48,852	-5.2%
	43.2%			43.2%	46.3%			46.3%

Gourmet Foods & Gift Baskets	308,745			308,745	350,988			350,988	-12.0%
	36.1%			36.1%	43.7%			43.7%

Corporate	82			82	128			128	-35.9%
	52.2%			52.2%	43.4%			43.4%

Total gross profit	$658,055	$-	$-	$658,055	$698,425	$-	$-	$698,425	-5.8%
	38.2%	-	-	38.2%	42.7%	-	-	42.7%
EBITDA (non-GAAP):
Segment Contribution Margin (non-GAAP) (a)
Consumer Floral & Gifts	$77,869	$-	$-	$77,869	$87,430	$-	$-	$87,430	-10.9%
BloomNet	32,530			32,530	34,604			34,604	-6.0%
Gourmet Foods & Gift Baskets	85,695		2,900	88,595	145,172		(483)	144,689	-38.8%
Segment Contribution Margin Subtotal	196,094	-	2,900	198,994	267,206	-	(483)	266,723	-25.4%
Corporate (b)	(90,694)	540		(90,154)	(101,582)	5,403		(96,179)	-6.3%
EBITDA (non-GAAP)	105,400	540	2,900	108,840	165,624	5,403	(483)	170,544	-36.2%
Add: Stock-based compensation	6,803			6,803	8,229			8,229	-17.3%
Add: Compensation charge related to NQ Plan Investment Appreciation	111			111	4,123			4,123	-97.3%
Adjusted EBITDA (non-GAAP)	$112,314	$540	$2,900	$115,754	$177,976	$5,403	$(483)	$182,896	-36.7%

1-800-FLOWERS.COM, Inc. and Subsidiaries Selected Financial Information (in thousands) (unaudited)

Reconciliation of net income to adjusted net income (loss) (non-GAAP):	Three Months Ended		Nine Months Ended
	March 27, 2022	March 28, 2021	March 27, 2022	March 28, 2021

Net income (loss)	$(23,409)	$1,427	$51,860	$105,342
Adjustments to reconcile net income (loss) to adjusted net income (loss) (non-GAAP)
Add: Transaction costs	25	-	540	5,403
Add: Litigation settlement	2,900	-	2,900	-
Deduct: Harry & David store closure cost adjustment	-	-	-	(483)
Deduct: Income tax effect on adjustments	(533)	79	(641)	(1,038)
Adjusted net income (loss) (non-GAAP)	$(21,017)	$1,506	$54,659	$109,224

Basic and diluted net income (loss) per common share
Basic	$(0.36)	$0.02	$0.80	$1.63
Diluted	$(0.36)	$0.02	$0.79	$1.58

Basic and diluted adjusted net income (loss) per common share (non-GAAP)
Basic	$(0.32)	$0.02	$0.84	$1.69
Diluted	$(0.32)	$0.02	$0.83	$1.64

Weighted average shares used in the calculation of net income (loss) and adjusted net income (loss) per common share
Basic	65,028	64,885	65,086	64,644
Diluted	65,028	66,474	65,849	66,564

1-800-FLOWERS.COM, Inc. and Subsidiaries Selected Financial Information (in thousands) (unaudited)

Reconciliation of net income (loss) to adjusted EBITDA (non-GAAP):	Three Months Ended		Nine Months Ended
	March 27, 2022	March 28, 2021	March 27, 2022	March 28, 2021

Net income (loss)	$(23,409)	$1,427	$51,860	$105,342
Add: Interest expense, net	5,233	608	5,431	319
Add: Depreciation and amortization	12,693	11,892	36,251	31,792
Add: Income tax expense (benefit)	(8,080)	(2,344)	11,858	28,171
EBITDA	(13,563)	11,583	105,400	165,624
Add: Stock-based compensation	1,507	2,871	6,803	8,229
Add: Compensation charge related to NQ plan investment appreciation	(2,881)	916	111	4,123
Add: Transaction costs	25	-	540	5,403
Add: Litigation settlement	2,900	-	2,900	(483)
Adjusted EBITDA	$(12,012)	$15,370	$115,754	$182,896

(a) Segment performance is measured based on segment contribution margin or segment Adjusted EBITDA, reflecting only the direct controllable revenue and operating expenses of the segments, both of which are non-GAAP measurements. As such, management’s measure of profitability for these segments does not include the effect of corporate overhead, described above, depreciation and amortization, other income (net), and other items that we do not consider indicative of our core operating performance.

(b) Corporate expenses consist of the Company’s enterprise shared service cost centers, and include, among other items, Information Technology, Human Resources, Accounting and Finance, Legal, Executive and Customer Service Center functions, as well as Stock-Based Compensation. In order to leverage the Company’s infrastructure, these functions are operated under a centralized management platform, providing support services throughout the organization. The costs of these functions, other than those of the Customer Service Center, which are allocated directly to the above categories based upon usage, are included within corporate expenses as they are not directly allocable to a specific segment.

Contacts

Investor Contact:
Joseph D. Pititto
(516) 237-6131
invest@1800flowers.com

Media Contact:
Kathleen Waugh
(516) 237-6028
kwaugh@1800flowers.com